UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2021

KNOW LABS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30262	90-0273142
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Union Street, Suite 810

Seattle, Washington 98101

(Address of principal executive office)

(206) 903-1351

(Registrant’s telephone number, including area code)

____________________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

On September 22, 2021, Know Labs, Inc. (the “Company”), an emerging leader in non-invasive medical diagnostics, introduced the KnowU™, a new portable medical-grade glucose monitoring device that utilizes Bio-RFID™, Know Labs’ non-invasive diagnostic technology.

The KnowU is a convenient, non-wearable, on-the-go alternative to fingersticks, which are used to check blood glucose levels, often multiple times per day, by more than 90% of the global population with diabetes. The KnowU joins the Know Labs UBand™ as an additional non-invasive glucose monitoring solution and an extension of the product portfolio, powered by Bio-RFID. UBand is a medical-grade wearable continuous glucose monitoring device. Both have the potential to revolutionize how 1.5 billion people manage their diabetes or pre-diabetes. The KnowU is expected to begin the FDA pre-approval process in 2022.

The KnowU has two elements: a base that powers the device and displays blood glucose readings, and a pocket-sized battery-powered portable monitor that contains the Bio-RFID sensors, which can be carried by the user to check blood glucose levels on the go. Like the UBand, the KnowU will use Know Labs’ smartphone app to store and display readings.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated September 22, 2021. Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: KNOW LABS, INC.

September 22, 2021	By:	/s/ Ronald P. Erickson
Ronald P. Erickson
Chairman of the Board

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